Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(843,980)
Realized Gain (Loss) on Swap Contracts	18,733,709
Unrealized Gain (Loss) on Market Value of Commodity Futures	68,567,340
Unrealized gain (loss) on Fair Value of Swap Contracts	(132)
Dividend Income	1,402,906
Interest Income	3,885,199
ETF Transaction Fees	28,000
Total Income (Loss)	$91,773,042

Expenses
General Partner Management Fees	$472,661
Professional Fees	239,824
Brokerage Commissions	108,169
Directors' Fees and insurance	34,136
License fees	15,756
Total Expenses	$870,546
Net Income (Loss)	$90,902,496

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/24	$1,262,988,308
Additions (6,000,000 Shares)	449,576,097
Withdrawals ((7,100,000) Shares)	(543,486,715)
Net Income (Loss)	90,902,496

Net Asset Value End of Month	$1,259,980,186
Net Asset Value Per Share (15,823,603 Shares)	$79.63

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596